As filed with the Securities and Exchange Commission on April 14, 2000.

                                                  Registration No. 333-
==============================================================================



                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  __________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  __________

                           STEWART ENTERPRISES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        LOUISIANA                                         72-0693290
(STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                        110 VETERANS MEMORIAL BOULEVARD
                           METAIRIE, LOUISIANA 70005
                       (ADDRESS, INCLUDING ZIP CODE, OF
                         PRINCIPAL EXECUTIVE OFFICES)

          STEWART ENTERPRISES, INC. 2000 INCENTIVE COMPENSATION PLAN STEWART ENTERPRISES, INC. 2000 DIRECTORS' STOCK OPTION PLAN
   STEWART ENTERPRISES, INC. EMPLOYEES' RETIREMENT TRUST (A PROFIT SHARING
                           PLAN) AND TRUST AGREEMENT
                          (FULL TITLES OF THE PLANS)

                                  __________

                                WILLIAM E. ROWE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           STEWART ENTERPRISES, INC.
                             POST OFFICE BOX 19925
                         NEW ORLEANS, LOUISIANA 70179
                                (504) 837-5880
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copy to:

                              MARGARET F. MURPHY
         JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, L.L.P.
                            201 ST. CHARLES AVENUE
                       NEW ORLEANS, LOUISIANA 70170-5100

                        CALCULATION OF REGISTRATION FEE

==============================================================================
   Title of     |    Amount        |   Proposed |    Proposed     |
securities to   |    to be         |   maximum  |     maximum     |   Amount
be registered   | registered(1)    |  offering  |    aggregate    |     of
                |                  |    price   |    offering     |registration
                |                  |  per share |      price      |     fee
-------------------------------------------------------------------------------
Class A Common  | Incentive Plan:  |            |                 |
Stock (no par   |  1,873,732 Shares|$4.281250(2)|$ 8,021,915.13(2)|$2,117.79(2)
value per       |  1,126,268 Shares|$4.343750(3)|$ 4,892,226.63(3)|$1,291.55(3)
share)          |                  |            |                 |
                | Directors' Plan: |            |                 |
                |    200,000 Shares|$4.296875(2)|$   859,375.00(2)|$  226.88(2)
                |    150,000 Shares|$4.343750(3)|$   651,562.50(3)|$  172.01(3)
                | Profit Sharing   |            |                 |
                |     Plan:        |            |                 |
                |  2,000,000 Shares|$4.343750(3)|$ 8,687,500.00(3)|$2,293.50(3)
Total Class A   |  ----------------|            |--------------   |---------
Common Stock    |  5,350,000 Shares|            |$23,112,579.26   |$6,101.73
                |                  |            |                 |
Participation   |                  |            |                 |
interests in    |                  |            |                 |
the Profit      |                  |            |                 |
Sharing Plan    |         --       |$    --     |$     --         |$  --
==============================================================================

(1)Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Class A Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2)Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, based on the price at which outstanding options granted under the Plans may be exercised.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the Class A Common Stock on The Nasdaq Stock Market, Inc. on April 12, 2000.

===============================================================================

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Stewart Enterprises, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2000, filed pursuant to Section 13 of the Exchange Act;

     (c) The Company's Current Report on Form 8-K filed November 4, 1999, pursuant to Section 13 of the Exchange Act;

     (d) The Company's Current Report on Form 8-K filed November 19, 1999, pursuant to Section 13 of the Exchange Act;

     (e) The Company's Current Report on Form 8-K filed December 14, 1999, pursuant to Section 13 of the Exchange Act;

     (f) The Company's Current Report on Form 8-K filed December 17, 1999, pursuant to Section 13 of the Exchange Act;

     (g) The Company's Current Report on Form 8-K filed January 6, 2000, pursuant to Section 13 of the Exchange Act;

     (h) The Company's Current Report on Form 8-K filed March 16, 2000, pursuant to Section 13 of the Exchange Act; and

     (i) The description of the Class A Common Stock of the Company included in Item 1 of the Company's Registration Statement on Form 8-A dated September 5, 1991, filed under the Exchange Act, incorporated by reference from pages 37 through 39 of the Company's Registration Statement on Form S-1, Registration No. 33-42336 filed under the Securities Act of 1933.

     All documents filed by the Company and the Stewart Enterprises, Inc. Employees' Retirement Trust (A Profit Sharing Plan) and Trust Agreement (the "Profit Sharing Plan") with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 83 of the Louisiana Business Corporation Law gives Louisiana corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers; gives a director or officer who successfully defends an action the right to be so indemnified, subject to specific conditions and exclusions; and authorizes Louisiana corporations to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, authorization of shareholders or otherwise.

     Our By-laws make mandatory the indemnification of directors and officers permitted by the Louisiana Business Corporation Law. The standard to be applied in evaluating any claim for indemnification (excluding claims for expenses incurred in connection with the successful defense of any proceeding or matter therein for which indemnification is mandatory without reference to any such standard) is whether the claimant acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the standard is that the claimant had no reasonable cause to believe the conduct was unlawful. No indemnification is permitted in respect of any claim, issue or matter as to which a director or officer shall have been adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

     We have in effect a directors' and officers' liability insurance policy that provides for indemnification of our officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in such policy.

     We have entered into indemnity agreements with each of our directors and executive officers, pursuant to which we have agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance, unless such insurance is not reasonably available or, in the reasonable judgment of the Board of Directors, there is insufficient benefit to us from such insurance. The agreements also provide that we will indemnify each director and executive officer against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving him by reason of his position as director or officer that are in excess of the coverage provided by any such insurance, provided that he meets certain standards of conduct.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     5 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (In lieu of filing an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974 or an Internal Revenue Service determination letter that the Profit Sharing Plan is qualified under Section 401 of the Internal Revenue Code, the undertaking permitted by Item 8(b) of Registration Statement on Form S-8 is included in Item 9(d) of this Registration Statement.)

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The registrant will submit the Profit Sharing Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Profit Sharing Plan.

                                SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana, on April 6, 2000.

                                   STEWART ENTERPRISES, INC.



                                   By:         /S/ WILLIAM E. ROWE
                                      -----------------------------------
                                                  William E. Rowe
                                      President and Chief Executive Officer


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William E. Rowe and Kenneth C. Budde, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                    TITLE                DATE
        ---------                    -----                ----

/S/ FRANK B. STEWART, JR.    Chairman of the Board      April 6, 2000
-------------------------
  Frank B. Stewart, Jr.


/S/ WILLIAM E. ROWE        President, Chief Executive   April 6, 2000
-------------------------     Officer and a Director
  William E. Rowe
(Principal Executive
    Officer)


 /S/ KENNETH C. BUDDE       Executive Vice President,   April 6, 2000
-------------------------    Chief Financial Officer
  Kenneth C. Budde                and a Director
(Principal Financial
      Officer)

/S/ MICHAEL G. HYMEL        Vice President - Corporate  April 6, 2000
-------------------------        Controller and
  Michael G. Hymel           Chief Accounting Officer
(Principal Accounting
      Officer)


/S/  DARWIN C. FENNER              Director             April 6, 2000
-------------------------
  Darwin C. Fenner


-------------------------          Director             April ___, 2000
  Dwight A. Holder


/S/ JOHN P. LABORDE                Director             April 6, 2000
-------------------------
  John P. Laborde


/S/ JAMES W. MCFARLAND             Director             April 6, 2000
-------------------------
 James W. McFarland


/S/ MICHAEL O. READ                Director             April 6, 2000
-------------------------
  Michael O. Read


     THE PROFIT SHARING PLAN. Pursuant to the requirements of the Securities Act of 1933, the Profit Sharing Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana, on April 6, 2000.

                              STEWART ENTERPRISES, INC.
                              (Profit Sharing Plan Administrator)



                              By:  /S/ KENNETH C. BUDDE
                                 -------------------------------
                                          Kenneth C. Budde
                                    Executive Vice President and
                                       Chief Financial Officer



                                S-2